Exhibit 99.1

Ameriprise Financial, Inc. Ameriprise Financial Center Minneapolis, MN 55474

News Release

Ameriprise Financial Reports
Fourth Quarter 2012 Results

Fourth quarter 2012 net income from continuing operations attributable to Ameriprise Financial per diluted share was $1.80. Fourth quarter 2012 operating earnings per diluted share grew 31 percent to $1.71.

Full year 2012 net income from continuing operations attributable to Ameriprise Financial per diluted share was $4.63.  Full year 2012 operating earnings per diluted share grew 8 percent to $5.59.

MINNEAPOLIS — January 30, 2013 — Ameriprise Financial, Inc. (NYSE: AMP) today reported fourth quarter 2012 net income from continuing operations attributable to Ameriprise Financial of $388 million, or $1.80 per diluted share, compared to $223 million, or $0.95 per diluted share, a year ago. Fourth quarter 2012 operating earnings were $367 million, or $1.71 per diluted share, compared to $308 million, or $1.31 per diluted share, a year ago.

Fourth quarter 2012 operating net revenues increased 6 percent from a year ago to $2.6 billion driven by strong Ameriprise advisor client net inflows, increased client activity and market appreciation. Growth in revenue was partially offset by the decline in investment income from low interest rates as well as outflows in asset management.

Fourth quarter 2012 operating expenses increased 5 percent to $2.2 billion, reflecting higher distribution-related expenses and previously disclosed catastrophe losses related to Superstorm Sandy. General and administrative expenses were flat compared to a year ago as ongoing expense controls offset investments in the business.

The company continues to maintain a strong capital position, generate strong free cash flow and return capital to shareholders. The company’s excess capital position remains above $2 billion after returning $446 million to shareholders through share repurchases and dividends during the quarter.

Return on shareholders’ equity excluding accumulated other comprehensive income (AOCI) was 12.8 percent for the 12 months ended December 31, 2012. Operating return on equity excluding AOCI was 16.2 percent for the same time period.

“We had a solid quarter led by strong results in our advice and wealth management business,” said Jim Cracchiolo, chairman and chief executive officer. “We reported a record high for assets under management and administration driven by strong client net inflows into fee-based accounts and equity market appreciation. We’re executing our strategy well and maintaining tight expenses to offset headwinds from low interest rates.”

“We continue to generate significant free cash flow and benefit from our strong balance sheet and capital position. Our operating return on equity ended the year above 16 percent and we returned more than 130 percent of our full-year operating earnings to shareholders through ongoing share repurchases and dividends.”

Ameriprise Financial, Inc.

Fourth Quarter Summary

	Quarter Ended December 31,		% Better/	Per Diluted Share Quarter Ended December 31,		% Better/
(in millions, except per share amounts, unaudited)	2012	2011	(Worse)	2012	2011	(Worse)
Net income from continuing operations attributable to Ameriprise Financial	$388	$223	74%	$1.80	$0.95	89%
Adjustments, net of tax(1) (see reconciliation on p. 11)	(21)	85	NM	(0.09)	0.36	NM
Operating earnings	$367	$308	19%	$1.71	$1.31	31%

Weighted average common shares outstanding:
Basic	210.8	230.6
Diluted	215.1	234.5

(1) After-tax is calculated using the statutory tax rate of 35%.

NM  Not Meaningful — variance of greater than 100%

The company believes the presentation of operating earnings best represents the economics of the business. Operating earnings, after-tax, exclude the consolidation of certain investment entities; net realized gains or losses; integration and restructuring charges; the market impact on variable annuity guaranteed living benefits net of hedges and related deferred acquisition costs (DAC) and deferred sales inducement costs (DSIC) amortization; and income or loss from discontinued operations.

Fourth quarter operating earnings included the following after-tax items(1):

	Quarter Ended December 31,		Per Diluted Share Quarter Ended December 31,
(in millions, except per share amounts, unaudited)	2012	2011	2012	2011
Variable annuity model revision	$28	$—	$0.13	$—
Tax adjustment from prior periods	$16	$—	$0.07	$—
Settlement with a third-party service provider	$10	$—	$0.05	$—
Previously disclosed Auto & Home Superstorm Sandy losses	$(13)	$—	$(0.06)	$—

(1)After-tax is calculated using the statutory tax rate of 35%.

Overall results in the quarter were solid and included the items noted in the table above. In addition, there are other items that are discussed in more detail in the segment commentary and include year-end compensation related true-ups, elevated severance expense, and reserve strengthening in Auto and Home, partially offset by favorable taxes.

Taxes

The fourth quarter 2012 operating effective tax rate was 17.2 percent compared to 25.2 percent a year ago.

During the quarter, the company completed a periodic review of its deferred tax balance. This resulted in the recognition of a $16 million decrease in tax expense related to prior years. In addition, the dividend received deduction in the fourth quarter of 2012 was higher than in prior periods reflecting the acceleration of dividends paid by companies in the fourth quarter in anticipation of tax law changes in 2013.

The company’s full year operating effective tax rate, excluding the prior years’ recognized benefit, was 27.5 percent, which is in line with the previous estimate the company provided in the third quarter. The company estimates that its 2013 operating effective tax rate will be in the 26 to 28 percent range.

Fourth Quarter 2012 Business Highlights

•                  Assets under management and administration increased 8 percent to $681 billion — an all-time high.  Strong asset growth was driven by market appreciation and Ameriprise advisor client net inflows.

•                  Ameriprise advisor client assets grew 14 percent to $353 billion driven by strong net inflows and market appreciation.

•                  Wrap net inflows of $2.1 billion in the quarter increased 53 percent, contributing to a 21 percent growth in total wrap assets.

•                  Operating net revenue per advisor increased 11 percent to $103,000 for the quarter driven by higher client assets and improved transactional volumes.

•                  The company continued to recruit experienced advisors to Ameriprise, adding 68 advisors in the quarter and 382 advisors for the full year.

•                  Asset Management segment AUM increased 5 percent to $455 billion driven by market appreciation. Net outflows of $3.9 billion in the quarter were driven by net outflows in institutional portfolios that included legacy insurance assets, while retail net flows were essentially flat.

•                  On a global basis, the company had 111 four- and five-star Morningstar-rated funds, including 51 Columbia Management funds and 60 Threadneedle funds.

•                  RiverSource Life continued to generate strong indexed universal life insurance sales with total life insurance cash sales increasing during each of the last five quarters.

•                  Ameriprise Auto & Home continued to generate solid core business results with policies in force growing 9 percent.

•                  During the quarter, the company ceased operations of Ameriprise Bank, FSB as it transitions to a national trust institution. Formal regulatory submissions have been filed and final approval is pending.

•                  Bloomberg, in partnership with the National Conference on Citizenship and Points of Light, recognized Ameriprise Financial as one of America’s most community-minded companies in its Civic 50 ranking.

Balance Sheet Summary as of December 31, 2012

•                  Cash and cash equivalents were $2.4 billion, with $0.9 billion at the holding company. In addition, the holding company holds more than $0.8 billion in high-quality, short-duration securities.

•                  Excess capital remained at $2+ billion after the return of $446 million to shareholders during the quarter through share repurchases and dividends.

•                 The company repurchased 5.9 million shares of its common stock in the quarter for $350 million.

•                  The total investment portfolio ended the quarter with $3.0 billion in net unrealized gains.

•                  During the quarter, Ameriprise Bank returned $250 million of capital to the parent company.

Segment Summaries

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Results

	Quarter Ended December 31,		% Better/
(in millions, unaudited)	2012	2011	(Worse)
Advice & Wealth Management
Net revenues	$1,005	$905	11%
Expenses	886	822	(8)
Pretax operating earnings	$119	$83	43
Item included in operating earnings:
Bank earnings	$0	$13	NM

	Quarter Ended December 31,		% Better/
	2012	2011	(Worse)
Retail client assets (billions)	$353	$310	14%
Mutual fund wrap net flows (billions)	$2.1	$1.4	53%
Operating net revenue per branded advisor (thousands)	$103	$93	11%

NM Not Meaningful — variance of greater than 100%

Advice & Wealth Management pretax operating earnings increased 43 percent to $119 million reflecting strong revenue growth, continued expense management and ongoing investments in the business. Fourth quarter 2012 pretax operating margin was 11.8 percent compared to 9.2 percent a year ago and included the earnings impact from the company’s decision to transition out of the banking business. Excluding this impact, management estimates that the segment pretax margin would have been 13.1 percent for the fourth quarter and 11.8 percent for the full year.

Operating net revenues increased 11 percent to $1.0 billion driven by strong retail client net inflows, higher client transactional volumes and market appreciation, partially offset by the continued impact of low interest rates and the previously mentioned bank transition. Total retail client assets grew 14 percent to a new high of $353 billion.

Operating expenses increased 8 percent to $886 million, primarily reflecting higher distribution expenses associated with strong growth in client assets and higher activity levels. General and administrative expenses declined by 3 percent, demonstrating on-going expense discipline, lower expenses associated with completion of the brokerage platform conversion, and lower ongoing bank expense, partially offset by higher year-end compensation expense true-ups.

Ameriprise Financial, Inc.

Asset Management Segment Operating Results

	Quarter Ended December 31,		% Better/
(in millions, unaudited)	2012	2011	(Worse)

Asset Management
Net revenues	$740	$702	5%
Expenses	599	575	(4)
Pretax operating earnings	$141	$127	11

Item included in operating earnings:
CDO liquidation benefit	$—	$11	NM

	Quarter Ended December 31,			% Better/
	2012	2011		(Worse)
Total segment AUM(1) (billions)	$455	$436		5%
Columbia Management AUM	$330	$326		1%
Threadneedle AUM	$128	$114		12%
Total segment net flows (billions)	$(3.9)	$3.8	(2)	NM
Retail net flows	$(0.0)	$(0.2)		NM
Institutional net flows	$(3.3)	$5.0	(2)	NM
Alternative net flows	$(0.6)	$(1.0)		38%

(1)   Subadvisory eliminations between Columbia Management and Threadneedle are included in the company’s Fourth Quarter 2012 Statistical Supplement available at ir.ameriprise.com.

(2)   Includes $14 billion of inflow from Liverpool Victoria.

NM Not Meaningful — variance of greater than 100%

Asset Management pretax operating earnings were $141 million, up 11 percent from a year ago, driven by equity market appreciation and continued revenue and expense reengineering, partially offset by the impact of net outflows. Earnings in the year ago quarter included a favorable $11 million impact from the liquidation of a collateralized debt obligation (CDO) that did not recur. Excluding this item, pretax operating earnings growth would have been 22 percent. Fourth quarter 2012 adjusted net pretax operating margin was 33.6 percent compared to 31.4 percent a year ago.

Operating net revenues increased 5 percent to $740 million, primarily driven by growth in assets from market appreciation and performance fees. Revenue growth reflected pressure from net outflows and the shift in flows from equity to fixed income, as well as $15 million of lower revenues from the CDO liquidation in the prior year period.

Operating expenses increased 4 percent to $599 million. Distribution expenses increased 6 percent primarily due to market appreciation.  General and administrative expenses increased by $8 million from a year ago due to market appreciation and increased compensation costs associated with higher performance fees, partially offset by expense reengineering.

Total segment assets under management increased 5 percent from a year ago to $455 billion, reflecting market appreciation, partially offset by net outflows.

Asset Management net outflows of $3.9 billion in the quarter were driven by net outflows in institutional portfolios, while retail net flows were essentially flat. Strong Threadneedle retail net inflows were offset by net outflows at Columbia, which included reinvested dividends. Institutional net outflows of $3.3 billion were driven by $1.6 billion of outflows of legacy insurance assets managed by Threadneedle and Columbia.

Ameriprise Financial, Inc.

Annuities Segment Operating Results

	Quarter Ended December 31,		% Better/
(in millions, unaudited)	2012	2011	(Worse)

Annuities
Net revenues	$636	$634	—
Expenses	465	470	1%
Pretax operating earnings	$171	$164	4

Variable annuity pretax operating earnings	$129	$118	9%
Fixed annuity pretax operating earnings	42	46	(9)
Total pretax operating earnings	$171	$164	4

Items included in operating earnings:
Market impact on DAC and DSIC (mean reversion)	$2	$16	(88)%
Index annuity reserve adjustment	$—	$(8)	NM
Variable annuity liability model revision	$43	—	NM

	Quarter Ended December 31,		% Better/
	2012	2011	(Worse)
Variable annuity ending account balances (billions)	$68.1	$62.3	9%
Variable annuity net flows (millions)	$(214)	$227	NM
Fixed annuity ending account balances (billions)	$13.8	$14.2	(3)%
Fixed annuity net flows (millions)	$(303)	$(158)	(92)%

NM Not Meaningful — variance of greater than 100%

Annuities pretax operating earnings increased 4 percent to $171 million. Results in the quarter included a favorable $43 million impact from a variable annuity living benefit liability model revision that resulted in a reduction in reserves. The reserve release in the quarter represented a cumulative catch up primarily related to prior periods. This revision aligns the model to more accurately reflect best estimate assumptions for living benefit utilization going forward.

Variable annuity operating earnings increased 9 percent to $129 million and included a favorable $43 million from the variable annuity living benefit liability model revision and an unfavorable $14 million from the market impact on DAC and DSIC compared to last year. Adjusting for these items, variable annuity earnings declined $18 million as market appreciation was more than offset by higher reserve funding and higher amortization of DAC primarily related to the unlocking of interest rate assumptions in the third quarter of 2012.

Fixed annuity operating earnings declined 9 percent to $42 million primarily from the continued low interest rate environment. In addition, the year-ago quarter included an $8 million unfavorable reserve adjustment for indexed annuities. Excluding this item, fixed annuity earnings declined 22 percent.

RiverSource variable annuity account balances increased 9 percent to $68 billion driven by market appreciation. Variable annuity net outflows in the quarter reflected the closed book of annuities sold through third parties and $26 million of net inflows in the Ameriprise channel. RiverSource fixed annuity account balances declined 3 percent to $14 billion due to ongoing net outflows resulting from low client demand given current interest rates.

Ameriprise Financial, Inc.

Protection Segment Operating Results

	Quarter Ended December 31,		% Better/
(in millions, unaudited)	2012	2011	(Worse)

Protection
Net revenues	$542	$529	2%
Expenses	449	416	(8)
Pretax operating earnings	$93	$113	(18)

Items included in operating earnings:
Market impact on DAC (mean reversion)	$—	$1	NM
Previously disclosed Auto & Home Superstorm Sandy losses	$20	$—	NM

	Quarter Ended December 31,		% Better/
	2012	2011	(Worse)
Life insurance in force (billions)	$191	$191	—
VUL/UL ending account balances (billions)	$9.9	$9.2	7%
Auto & Home policies in force (thousands)	756	696	9%

NM Not Meaningful — variance of greater than 100%

Protection pretax operating earnings decreased 18 percent to $93 million as strong results in life and health were more than offset by lower auto and home earnings.

Life and health earnings reflect favorable claims experience and lower expenses. Life and health insurance cash sales increased 56 percent to $84 million from strong growth in indexed universal life and variable universal life sales.

Auto and home results reflect $20 million of higher claims from Superstorm Sandy, as well as reserve strengthening related primarily to higher severity in auto personal injury claims that carriers are experiencing across the industry. Steady growth in auto and home policies continued, up 9 percent compared to a year ago.

Ameriprise Financial, Inc.

Corporate & Other Segment Operating Results

	Quarter Ended December 31,		% Better/
(in millions, unaudited)	2012	2011	(Worse)
Corporate & Other
Net revenues	$—	$(6)	NM
Expenses	81	69	(17)%
Pretax operating loss	$(81)	$(75)	(8)

Item included in operating earnings:
Settlement with a third-party service provider	$15	$—	NM

NM Not Meaningful — variance of greater than 100%

Corporate & Other pretax operating loss was $81 million for the quarter compared to $75 million a year ago. The change from the prior year was impacted by higher expenses associated with severance and year-end compensation true-ups, as well as impacts associated with the transition of the bank. Partially offsetting these items was a $15 million positive impact related to settlement with a third party service provider.

Contacts

Investor Relations:	Media Relations:

Alicia A. Charity	Paul W. Johnson
Ameriprise Financial	Ameriprise Financial
(612) 671-2080	(612) 671-0625
alicia.a.charity@ampf.com	paul.w.johnson@ampf.com

Chad J. Sanner
Ameriprise Financial
(612) 671-4676
chad.j.sanner@ampf.com

At Ameriprise Financial, we have been helping people feel confident about their financial future since 1894. With outstanding asset management, advisory and insurance capabilities and a nationwide network of 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors’ financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, Inc. offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FSA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. Auto and home insurance is underwritten by IDS Property Casualty Insurance Company, or in certain states, Ameriprise Insurance Company, both in De Pere, WI. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:

•                  the statement in this news release that the company expects its 2013 operating effective tax rate to be in the 26 to 28 percent range;

•                  statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;

•                  other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and

•                  statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on pace,” “project” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Such factors include, but are not limited to:

•                  conditions in the interest rate, credit default, equity market and foreign exchange environments, including changes in valuations, liquidity and volatility;

•                  changes in and the adoption of relevant accounting standards, as well as changes in the litigation and regulatory environment, including ongoing legal proceedings and regulatory actions, the frequency and extent of legal claims threatened or initiated by clients, other persons and regulators, and developments in regulation and legislation, including the rules and regulations implemented or to be implemented in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•                  investment management performance and distribution partner and consumer acceptance of the company’s products;

•                  effects of competition in the financial services industry, including pricing pressure, the introduction of new products and services and changes in product distribution mix and distribution channels;

•                  changes to the company’s reputation that may arise from employee or affiliated advisor misconduct, legal or regulatory actions, perceptions of the financial services industry generally, improper management of conflicts of interest or otherwise;

•                  the company’s capital structure, including indebtedness, limitations on subsidiaries to pay dividends, and the extent, manner, terms and timing of any share or debt repurchases management may effect as well as the opinions of rating agencies and other analysts and the reactions of market participants or the company’s regulators, advisors, distribution partners or customers in response to any change or prospect of change in any such opinion;

•                  changes to the availability and cost of liquidity and the Company’s credit capacity that may arise due to shifts in market conditions, the Company’s credit ratings and the overall availability of credit;

•                  risks of default, capacity constraint or repricing by issuers or guarantors of investments the company owns or by counterparties to hedge, derivative, insurance or reinsurance arrangements or by manufacturers of products the company distributes, experience deviations from the company’s assumptions regarding such risks, the evaluations or the prospect of changes in evaluations of any such third parties published by rating agencies or other analysts, and the reactions of other market participants or the company’s regulators, advisors, distribution partners or customers in response to any such evaluation or prospect of changes in evaluation;

•                 experience deviations from the company’s assumptions regarding morbidity, mortality and persistency in certain annuity and insurance products, or from assumptions regarding market returns assumed in valuing or unlocking DAC and DSIC or market volatility underlying our valuation and hedging of guaranteed living benefit annuity riders, or from assumptions regarding anticipated claims and losses relating to our automobile and home insurance products;

•                  changes in capital requirements that may be indicated, required or advised by regulators or rating agencies;

•                  the impacts of the company’s efforts to improve distribution economics and to grow third-party distribution of its products;

•                  the company’s ability to pursue and complete strategic transactions and initiatives, including acquisitions, divestitures, restructurings, joint ventures and the development of new products and services;

•                  the company’s ability to realize the financial, operating and business fundamental benefits or to obtain regulatory approvals regarding integrations we plan for the acquisitions we have completed or may pursue and contract to complete in the future, as well as the amount and timing of integration expenses;

•                  the ability and timing to realize savings and other benefits from re-engineering and tax planning;

•                  interruptions or other failures in our communications, technology and other operating systems, including errors or failures caused by third party service providers, interference or failures caused by third party attacks on our systems, or the failure to safeguard the privacy or confidentiality of sensitive information and data on such systems; and

•                  general economic and political factors, including consumer confidence in the economy and the financial industry, the ability and inclination of consumers generally to invest as well as their ability and inclination to invest in financial instruments and products other than cash and cash equivalents, the costs of products and services the company consumes in the conduct of its business, and applicable legislation and regulation and changes therein, including tax laws, tax treaties, fiscal and central government treasury policy, and policies regarding the financial services industry and publicly held firms, and regulatory rulings and pronouncements.

Management cautions the reader that the foregoing list of factors is not exhaustive. There may also be other risks that management is unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management undertakes no obligation to update publicly or revise any forward-looking statements. The foregoing list of factors should be read in conjunction with the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2011 and under Part 2, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 available at ir.ameriprise.com.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below-referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Annual Report on Form 10-K for the year ended December 31, 2012. For information about Ameriprise Financial entities, please refer to the Fourth Quarter 2012 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release.

Ameriprise Financial, Inc.

Reconciliation Table: Earnings

	Quarter Ended December 31,		Per Diluted Share Quarter Ended December 31,
(in millions, except per share amounts, unaudited)	2012	2011	2012	2011
Net income attributable to Ameriprise Financial	$389	$236	$1.81	$1.01
Less: Income from discontinued operations, net of tax	1	13	0.01	0.06
Net income from continuing operations attributable to Ameriprise Financial	388	223	1.80	0.95
Add: Market impact on variable annuity guaranteed living benefits, net of tax(1)	30	72	0.14	0.30
Add: Integration/restructuring charges, net of tax(1)	3	14	0.02	0.06
Add: Net realized losses (gains), net of tax(1)	(54)	(1)	(0.25)	—
Operating earnings	$367	$308	$1.71	$1.31

Weighted average common shares outstanding:
Basic	210.8	230.6
Diluted	215.1	234.5

(1)       Calculated using the statutory tax rate of 35%.

Ameriprise Financial, Inc.

Reconciliation Table: Earnings

	Year Ended December 31,		Per Diluted Share Year Ended December 31,
(in millions, except per share amounts, unaudited)	2012	2011	2012	2011
Net income attributable to Ameriprise Financial	$1,029	$1,116	$4.62	$4.53
Less: Loss from discontinued operations, net of tax	(2)	(60)	(0.01)	(0.24)
Net income from continuing operations attributable to Ameriprise Financial	1,031	1,176	4.63	4.77
Add: Market impact on variable annuity guaranteed living benefits, net of tax(1)	173	40	0.77	0.16
Add: Integration/restructuring charges, net of tax(1)	46	62	0.21	0.25
Add: Net realized losses (gains), net of tax(1)	(5)	(4)	(0.02)	(0.01)
Operating earnings	$1,245	$1,274	$5.59	$5.17
Weighted average common shares outstanding:
Basic	218.7	241.4
Diluted	222.8	246.3

(1)       Calculated using the statutory tax rate of 35%.

Ameriprise Financial, Inc.

Reconciliation Table: Total Net Revenues

	Quarter Ended December 31,		Year Ended December 31,
(in millions, unaudited)	2012	2011	2012	2011
Total net revenues	$2,674	$2,582	$10,217	$10,192
Less: CIEs revenue	(9)	126	71	136
Less: Net realized gains	82	1	7	6
Less: Integration/restructuring charges	4	—	(4)	—
Operating total net revenues	$2,597	$2,455	$10,143	$10,050

Ameriprise Financial, Inc.

Reconciliation Table: Total Expenses

	Quarter Ended December 31,		Year Ended December 31,
(in millions, unaudited)	2012	2011	2012	2011
Total expenses	$2,256	$2,256	$8,979	$8,745
Less: CIEs expenses	48	81	199	242
Less: Market impact on variable annuity guaranteed living benefits	45	111	265	62
Less: Integration/restructuring charges	9	21	67	95
Operating expenses	$2,154	$2,043	$8,448	$8,346

Ameriprise Financial, Inc.

Reconciliation Table: Pretax Operating Earnings

	Quarter Ended December 31,		Year Ended December 31,
(in millions, unaudited)	2012	2011	2012	2011
Operating total net revenues	$2,597	$2,455	$10,143	$10,050
Operating expenses	2,154	2,043	8,448	8,346
Pretax operating earnings	$443	$412	$1,695	$1,704

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

	Quarter Ended December 31, 2012
(in millions, unaudited)	GAAP	Operating
Income from continuing operations before income tax provision	$418	$443
Less: Pretax loss attributable to noncontrolling interests	(57)	—
Income from continuing operations before income tax provision excluding consolidated investment entities	$475	$443
Income tax provision from continuing operations	$87	$76
Effective tax rate	20.8%	17.2%
Effective tax rate excluding noncontrolling interests	18.3%	17.2%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

	Quarter Ended December 31, 2011
(in millions, unaudited)	GAAP	Operating
Income from continuing operations before income tax provision	$326	$412
Less: Pretax income attributable to noncontrolling interests	45	—
Income from continuing operations before income tax provision excluding consolidated investment entities	$281	$412
Income tax provision from continuing operations	$58	$104
Effective tax rate	17.9%	25.2%
Effective tax rate excluding noncontrolling interests	20.7%	25.2%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

	Year Ended December 31, 2012
(in millions, unaudited)	GAAP	Operating
Income from continuing operations before income tax provision	$1,238	$1,695
Less: Pretax loss attributable to noncontrolling interests	(128)	—
Income from continuing operations before income tax provision excluding consolidated investment entities	$1,366	$1,695
Income tax provision from continuing operations	$335	$450
Add: Tax adjustment from prior periods		16
Income tax provision from continuing operations excluding tax adjustment		$466
Effective tax rate	27.1%	26.5%
Effective tax rate excluding noncontrolling interests	24.5%	26.5%
Effective tax rate excluding noncontrolling interests and tax adjustment		27.5%

Ameriprise Financial, Inc.

Reconciliation Table: Asset Management Adjusted Net Pretax Operating Margin

	Quarter Ended December 31,
(in millions, unaudited)	2012	2011
Operating total net revenues	$740	$702
Less: Distribution pass through revenues	209	201
Less: Subadvisory and other pass through revenues	103	100
Adjusted operating revenues	$428	$401

Pretax operating earnings	$141	$127
Less: Operating net investment income	7	11
Add: Amortization of intangibles	10	10
Adjusted operating earnings	$144	$126

Adjusted net pretax operating margin	33.6%	31.4%

Ameriprise Financial, Inc.

Reconciliation Table: Return on Equity (ROE) Excluding Accumulated
Other Comprehensive Income “AOCI”

	Twelve Months Ended December 31,
(in millions, unaudited)	2012	2011
Net income attributable to Ameriprise Financial	$1,029	$1,116
Less: Loss from discontinued operations, net of tax	(2)	(60)
Net income from continuing operations attributable to Ameriprise Financial, as reported	1,031	1,176
Less: Adjustments (1)	(214)	(98)
Operating earnings	$1,245	$1,274

Total Ameriprise Financial, Inc. shareholders’ equity	$9,071	$9,169
Less: Assets and liabilities held for sale	—	30
Less: Accumulated other comprehensive income, net of tax	1,001	701
Total Ameriprise Financial, Inc. shareholders’ equity from continuing operations excluding AOCI	8,070	8,438
Less: Equity impacts attributable to the consolidated investment entities	397	478
Operating equity	$7,673	$7,960

Return on equity, excluding AOCI	12.8%	13.9%
Operating return on equity, excluding AOCI (2)	16.2%	16.0%

(1)   Adjustments reflect the trailing twelve months’ sum of after-tax net realized gains/losses; market impact on variable annuity guaranteed living benefits net of hedges and related DSIC and DAC amortization; and integration/restructuring charges.  After-tax is calculated using the statutory tax rate of 35%.

(2)   Operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized gains/losses; market impact on variable annuity guaranteed living benefits, net of hedges and related DSIC and DAC amortization; integration/restructuring charges; and discontinued operations in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI; the impact of consolidating investment entities; and the assets and liabilities held for sale using a five-point average of quarter-end equity in the denominator.  After-tax is calculated using the statutory tax rate of 35%.

Ameriprise Financial, Inc.
Consolidated GAAP Results

	Quarter Ended December 31,		% Better/
(in millions, unaudited)	2012	2011	(Worse)
Revenues
Management and financial advice fees	$1,217	$1,101	11%
Distribution fees	427	371	15
Net investment income	503	588	(14)
Premiums	311	305	2
Other revenues	226	228	(1)
Total revenues	2,684	2,593	4
Banking and deposit interest expense	10	11	9
Total net revenues	2,674	2,582	4
Expenses
Distribution expenses	702	625	(12)
Interest credited to fixed accounts	209	222	6
Benefits, claims, losses and settlement expenses	429	511	16
Amortization of deferred acquisition costs	89	31	NM
Interest and debt expense	67	96	30
General and administrative expense	760	771	1
Total expenses	2,256	2,256	—
Income from continuing operations before income tax provision	418	326	28
Income tax provision	87	58	(50)
Income from continuing operations	331	268	24
Income from discontinued operations, net of tax	1	13	(92)
Net income	332	281	18
Less: Net income (loss) attributable to noncontrolling interests	(57)	45	NM
Net income attributable to Ameriprise Financial	$389	$236	65%

NM Not Meaningful — variance of greater than 100%

Ameriprise Financial, Inc.
Consolidated GAAP Results

	Year Ended December 31,		% Better/
(in millions, unaudited)	2012	2011	(Worse)
Revenues
Management and financial advice fees	$4,692	$4,537	3%
Distribution fees	1,616	1,573	3
Net investment income	1,933	2,046	(6)
Premiums	1,223	1,220	—
Other revenues	795	863	(8)
Total revenues	10,259	10,239	—
Banking and deposit interest expense	42	47	11
Total net revenues	10,217	10,192	—
Expenses
Distribution expenses	2,698	2,559	(5)
Interest credited to fixed accounts	831	856	3
Benefits, claims, losses and settlement expenses	1,846	1,557	(19)
Amortization of deferred acquisition costs	286	397	28
Interest and debt expense	276	317	13
General and administrative expense	3,042	3,059	1
Total expenses	8,979	8,745	(3)
Income from continuing operations before income tax provision	1,238	1,447	(14)
Income tax provision	335	377	11
Income from continuing operations	903	1,070	(16)
Loss from discontinued operations, net of tax	(2)	(60)	97
Net income	901	1,010	(11)
Less: Net loss attributable to noncontrolling interests	(128)	(106)	(21)
Net income attributable to Ameriprise Financial	$1,029	$1,116	(8)%